Exhibit 99.1

Werewolf Therapeutics Reports First Quarter 2025 Financial Results and Provides Business Update

– WTX-124 Phase 1/1b clinical trial on track for data readouts and interactions with the FDA in the second half of the year –
– First patient dosed in the Phase 1b/2 clinical trial of WTX-330, seeking to build on the clinical activity and tolerability demonstrated in the recently completed WTX-330 first-in-human Phase 1 trial –
– Company announces development of its proprietary INDUCERTM T cell engager molecules; development candidate targeted by the end of the second quarter of 2025 –
– Updated cash guidance provides runway into the fourth quarter of 2026 –
Watertown, Mass., May 8, 2025 (GLOBE NEWSWIRE) – Werewolf Therapeutics, Inc. (the “Company” or “Werewolf”) (Nasdaq: HOWL), an innovative biopharmaceutical company pioneering the development of conditionally activated therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions, today provided a business update and reported financial results for the first quarter ended March 31, 2025.
“Werewolf continues to build on our promising data and progress across our clinical-stage programs,” said Daniel J. Hicklin, Ph.D., President and Chief Executive Officer of Werewolf. “We remain on track in our Phase 1/1b clinical trial evaluating WTX-124 to share interim data and meet with the FDA to discuss potential registrational pathways in the second half of this year. Additionally, in recognition of Skin Cancer Awareness month, Werewolf is launching an educational campaign in May to highlight the differentiation of Werewolf’s conditionally activated therapeutics and patient experiences to date in the WTX-124 clinical trial. I am also pleased to report that we recently initiated a Phase 1b/2 clinical trial of WTX-330 to explore antitumor activity and optimize the exposure of our IL-12 INDUKINE molecule in the tumor microenvironment. Finally, Werewolf has been making significant progress towards nominating its first INDUCER T cell engager development candidate in the second quarter of 2025, with preclinical data demonstrating that PREDATOR® masking technology successfully silenced peripheral activity and prevented cytokine release. We believe that our proprietary PREDATOR masking and targeting technology distinctly positions us to build a robust pipeline of T cell engagers with potentially best-in-class potency and safety profiles, filling a gap in the current immuno-oncology landscape.”
Recent Highlights and Upcoming Milestones
WTX-124: a systemically delivered, conditionally activated Interleukin-2 (IL-2) INDUKINE molecule being developed as monotherapy and in combination with pembrolizumab in multiple solid tumor types.
•All expansion arms are actively enrolling patients in the ongoing Phase 1/1b clinical trial at a recommended dose of 18 mg administered intravenously every two weeks (IV Q2W).
•During the second half of 2025, Werewolf plans to present interim data from the monotherapy and combination expansion arms, including tolerability, response rate, and durability, and to engage with regulatory authorities to discuss potential registrational pathways for WTX-124, including strategies for accelerated approval.
•The data continue to demonstrate clinically meaningful anti-tumor activity with a tolerable safety profile in patients who have previously been treated with immune checkpoint inhibitors.
•Launching a skin cancer awareness campaign educating various stakeholders on WTX-124 patient outcomes to date and the innovative science underlying Werewolf’s IL-2 cytokine therapy.
WTX-330: a systemically delivered, conditionally activated Interleukin-12 (IL-12) INDUKINE molecule being developed in advanced or metastatic solid tumors.
•Initiated patient dosing in a Phase 1b/2 clinical trial (WTX-330x2102) to optimize the exposure of WTX-330 in the tumor microenvironment, following the encouraging clinical activity and tolerability seen in the WTX-330x2101 first-in-human study.

Preclinical Portfolio:
•Werewolf’s previously announced development candidates WTX-712, its Interleukin-21 (IL-21) INDUKINE molecule, and WTX-518, its binding protein resistant Interleukin-18 (IL-18) INDUKINE molecule, for the treatment of cancer, and WTX-921, a first-of-its-kind Interleukin-10 (IL-10) INDUKINE molecule for the treatment of inflammatory bowel disease (IBD) and potentially other inflammatory diseases, are available for partnering.
•Werewolf has extended its conditional activation technology to T cell engagers, utilizing a novel and highly effective anti-CD3 masking strategy for its INDUCER T cell engager molecules. Preclinical data demonstrate that the Company’s PREDATOR masking technology successfully silenced peripheral activity and prevented cytokine release in its INDUCER molecules. The Company’s first INDUCER development candidate is expected to be nominated in the second quarter of 2025.
Financial Results for the First Quarter of 2025:
•Cash position: As of March 31, 2025, cash and cash equivalents were $92.0 million, compared to $111.0 million as of December 31, 2024. Based on updated forecasting, the Company now believes its existing cash and cash equivalents as of March 31, 2025, will be sufficient to fund operational expenses and capital expenditure requirements into the fourth quarter of 2026.
•Research and development expenses: Research and development expenses were $13.1 million for the first quarter of 2025, compared to $12.9 million for the same period in 2024.
•General and administrative expenses: General and administrative expenses were $4.9 million for the first quarter of 2025, compared to $5.0 million for the same period in 2024.
•Net loss: Net loss was $18.1 million for the first quarter of 2025, compared to $16.2 million for the same period in 2024.
About Werewolf Therapeutics:
Werewolf Therapeutics, Inc., is an innovative biopharmaceutical company pioneering the development of therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions. The Company is leveraging its proprietary PREDATOR® platform to design conditionally activated molecules that stimulate both adaptive and innate immunity with the goal of addressing the limitations of conventional proinflammatory immune therapies. Werewolf’s INDUKINE molecules are intended to remain inactive in peripheral tissue yet activate selectively in the tumor microenvironment. The Company’s most advanced clinical stage product candidates, WTX-124 and WTX-330, are systemically delivered, conditionally activated Interleukin-2 (IL-2) and Interleukin-12 (IL-12) INDUKINE molecules, respectively, for the treatment of solid tumors. Werewolf is advancing WTX-124 in multiple tumor types as a single agent and in combination with an immune checkpoint inhibitor and WTX-330 in multiple tumor types or Non-Hodgkin Lymphoma as a single agent. To learn more visit www.werewolftx.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Werewolf’s strategy, future operations, prospects, plans, and objectives of management; the projection of the cash runway; the expected timeline for the preclinical and clinical development of product candidates and the availability of data from such preclinical and clinical development; the potential activity and efficacy of product candidates in preclinical studies and clinical trials; and the anticipated safety profile of product candidates constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “design,” “designed to,” “engineered,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “promise,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities, and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; the timing of and the Company’s ability to submit and obtain regulatory approval for investigational new drug applications; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether preliminary or interim data from a clinical trial will be predictive of the future results of the trial and future clinical trials; the Company’s ability to manage cash resources and obtain additional cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (SEC), and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.
WEREWOLF®, the WEREWOLF logo, PREDATOR®, INDUKINETM, INDUCERTM, and other Werewolf trademarks, service marks, graphics and logos are trade names, trademarks or registered trademarks of Werewolf Therapeutics, Inc., in the United States or other countries. All rights reserved.

Werewolf Therapeutics, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue:
Collaboration revenue	$—	$742
Operating expenses:
Research and development	13,120	12,908
General and administrative	4,871	4,996
Total operating expenses	17,991	17,904
Operating loss	(17,991)	(17,162)
Other (expense) income	(98)	969
Net loss	$(18,089)	$(16,193)

Net loss per common share, basic and diluted	$(0.40)	$(0.39)
Weighted-average common shares outstanding, basic and diluted	44,827,159	41,607,279
Werewolf Therapeutics, Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited)
(amounts in thousands)

	March 31, 2025	December 31, 2024
Cash and cash equivalents	$92,042	$110,995
Working capital	$82,788	$97,886
Total assets	$107,236	$126,929
Total notes payable, net of discount and issuance costs	$26,585	$26,095
Total stockholders’ equity	$57,307	$73,390

Investor Contact:
Dan Ferry
LifeSci Advisors
617.430.7576
daniel@lifesciadvisors.com
Media Contact:
Amanda Sellers
Deerfield Group
301.332.5574
amanda.sellers@deerfieldgroup.com
Company Contact:
Tim Trost
Chief Financial Officer
Werewolf Therapeutics
ttrost@werewolftx.com